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                                                                    Exhibit 10.5


                     Amendment dated February 10, 2000 to
  the Agreement between the Company and Kurt Mueller, dated December 31, 1998



Kurt Mueller
Stuberstrasse 11A
80638 Munchen
GERMANY

Dear Mr. Mueller:

You have resigned from the Board of Directors of Dataware Technologies, Inc. effective February 8, 2000. This letter confirms the amendments to the Agreement dated December 31, 1998 between Dataware Technologies, Inc. and yourself, Kurt Mueller, to which we have agreed in connection with your resignation. Except as amended hereby, the Agreement will continue in force.

1. We confirm that your outstanding stock options under Dataware's Equity Incentive Plan (the "Plan") will not terminate as a result of your resignation as a director but will remain exercisable until the respective expiration dates provided therein. Notwithstanding your resignation, subject to Section 3(d):

     (a) to the extent they are not already exercisable, all such options will continue to become exercisable on the dates set forth in the respective options; provided that no option will become exercisable as to any additional shares following your death; and

     (b) to the extent not already provided, vesting of such options will be accelerated, such that all such stock options shall become exercisable in full, upon a "change of control" of Dataware, as defined in the Plan.

2. Your outstanding stock options under the Plan are also hereby amended to provide that they, or any portion thereof, may be exercised on a "net exercise" basis in lieu of paying the exercise price in cash. You (or your transferee) must provide the Company with notice of such election, stating the portion of the option to be exercised, in which event the Company will issue the number of shares of common stock computed using the following formula:

     X =  Y * (A-B)
          ---------
              A

     Where: X = the number of shares of common stock to be issued by Dataware; Y = the number of shares of common stock otherwise issuable upon exercise of this option or a portion thereof
              A = the fair market value (defined as the closing price per share on the last trading date prior to the date of exercise) of one share of the common stock at the date of exercise
              B = the exercise price per share of the option
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3.  Your outstanding stock options under the Plan are also hereby amended to provide that you may sell or transfer any or all of your then-vested options in one or more transactions to a single third party, subject to the following conditions:

          (a) in the opinion of counsel acceptable in form and substance to counsel to the Company, such sale or transfer is exempt from the registration requirements of the Securities Act of 1933 and any applicable state securities laws;

          (b) the buyer/transferee shall have no right to sell, transfer, assign or otherwise dispose of any of such options, by operation of law or otherwise, except by exercising them in accordance with their terms;

          (c) the buyer/transferee shall execute such documents as Dataware may require to (i) support the opinion referred to in subsection 3(a) above, (ii) evidence his or her understanding that the resale of the shares issued on exercise of the options will be restricted to the extent required by applicable securities laws; and (iii) evidence his or her agreement to be bound by the terms hereof and of the Equity Incentive Plan; and

          (d) Subsections 1(a) and (b) shall not apply to any options following their sale or transfer (so that no unvested options that have been transferred shall thereafter become exercisable).

     Any attempted sale or other transfer not complying with the foregoing shall be void.

4. Dataware is willing to agree to the foregoing in consideration of the following agreements by you: You agree that you shall cooperate fully with Dataware in the defense or prosecution of any claims or actions now pending or that may be brought in the future against or on behalf of Dataware that relate to events transpiring while you were employed by or a director of Dataware. Your cooperation shall include but not be limited to being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Dataware. You also shall cooperate fully with Dataware in connection with any investigation or review by any governmental authority relating to events transpiring while you were employed or a director of by Dataware. The amount of time that you shall be required to be personally present in the United States for the foregoing activities on behalf of Dataware shall not exceed 24 days between now and March 1, 2002. Dataware will reimburse you for any reasonable out-of-pocket expenses you incur in connection with performing these obligations, in accordance with its normal reimbursement policy.

Since this is a binding legal document, you should consider it carefully before signing. You should consult with an attorney if you wish to do so. If you wish to accept the above amendment as set out in this letter please sign the enclosed copy of this letter and return it to me.

Sincerely,

/s/ David Mahoney

David Mahoney
President and Chief Executive Officer

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I have read the foregoing terms, fully understand them and freely accept them.

/s/ Kurt Mueller                        2/10/00
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Kurt Mueller                            Date

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